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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                              CONTACT:  MICHAEL F. CZLONKA
                                                   CHIEF FINANCIAL OFFICER
                                                   TELEPHONE:  (312) 798-1200


  LA PETITE ACADEMY ANNOUNCES CHARGES AS A RESULT OF INTERNAL ACCOUNTING REVIEW

Chicago, Illinois - December 6, 2002 - LPA HOLDING CORP. and LA PETITE ACADEMY, INC. (together, the "Company") jointly announced today that the Audit Committees of the Boards of Directors of the Company have completed their internal accounting review.

As a result of such review and as previously disclosed in the Company's Current Report on Form 8-K filed on September 16, 2002, the Company expects to take material charges to current and prior year earnings. The majority of these charges, approximately $57.4 million, will consist of a write-down in the fourth quarter of the fiscal year ended June 29, 2002 of the Company's assets resulting from an analysis of the carrying value of certain long-term assets, including goodwill and other intangibles. Additional charges totaling approximately $32.5 million are the result of the internal accounting review and the Company's determination that certain items of assets, liabilities, revenues and expense were incorrectly reported or recognized in prior quarterly and annual periods of previously issued financial statements. Approximately $6.1 million of these charges will be recorded in the Company's results of operations for the year ended June 29, 2002. The Company expects to restate its financial statements as of and for the years ended June 30, 2001 and July 1, 2000 to reflect additional charges in those periods of approximately $24.5 million and $0.5 million, respectively. Additional charges aggregating approximately $1.4 million are also expected to be reflected as adjustments to the results of operations for periods prior to July 1, 1999. Unaudited selected quarterly financial data for the 2002 and 2001 fiscal years are also expected to be restated.

The Company will include the audited restated financial statements and the unaudited selected quarterly financial data in the Annual Report on Form 10-K for the fiscal year ended June 29, 2002, which they expect to file with the Securities and Exchange Commission by December 31, 2002. Although the Company believe the foregoing results will be those that are reflected in the Annual Report on Form 10-K for fiscal 2002, the amounts discussed above remain subject to adjustment pending completion of the audit of the Company's financial statements for fiscal 2002.

With headquarters in Chicago, Illinois, La Petite Academy is the nation's largest privately held early childhood education company with over 715 schools in 36 states and the District of Columbia. Under the La Petite Academy umbrella, the Montessori Unlimited preschool represents the largest chain of schools (32) offering the Montessori approach to learning.

This report contains forward-looking statements, including but not limited to forward-looking statements regarding the nature and scope of the internal accounting review and of LPA Holding Corp.'s restatement of financial statements. Results may vary, perhaps materially, from those contained in the forward-looking statements in this press release. Factors that could cause results

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to differ include the possible discovery of additional accounting inaccuracies that require restatement for time periods (including interim periods) and discussions with, or actions required by, the Securities and Exchange Commission. The words "may," "believe," "estimate," "expect," "plan," "intend," "anticipate" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on LPA Holding Corp.'s and La Petite Academy's current expectations and projections about future events, activities or developments and are subject to a number of risks, uncertainties and assumptions. Among the important risks, uncertainties and other important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are uncertainty concerning the restatement of financial results which could impair relationships with lenders, customers and suppliers and adversely affect revenues in future periods; general economic conditions; fluctuations in demand for childcare services; La Petite Academy's ability to open and profitably operate academies; significant competition; restrictions contained in LPA Holding Corp.'s and La Petite Academy's credit agreement and the ability to obtain a permanent waiver from the lenders of the existing defaults thereunder; restrictions contained in the indenture relating to LPA Holding Corp.'s and La Petite Academy's 10% Senior Notes and LPA Holding Corp.'s and La Petite Academy's other material agreements; as well as the other risk factors affecting LPA Holding Corp. and La Petite Academy detailed in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-56239) and in other documents filed by LPA Holding Corp. and La Petite Academy with the Securities and Exchange Commission.

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